UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 17, 2013
ECLIPSE IDENTITY RECOGNITION CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-175792	80-0729029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Rua Presidente Lincoln 218, Atibaia,SP, Brazil		12945-040
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(775) 321-8215
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Effective January 17, 2013, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), our company changed its name from Auto Home Lock, Inc. to Eclipse Identity Recognition Corporation and increased its authorized capital from 75,000,000 to 5,200,000,000 shares of common stock, par value, $0.001.  In addition, our company’s issued and outstanding shares of common stock increased from 5,168,000 to 5,168,000,000 common shares, par value of $0.001, on the basis of a 1,000:1 forward split of our company’s issued and outstanding shares of common stock.

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on January 17, 2013 under the symbol “AHLKD”.  The “D” will be placed on our ticker symbol for 20 business days.  After 20 business days, our company’s ticker symbol will revert back to its original symbol “AHLK”.

A new symbol will be issued by FINRA after 30 business days to reflect our company’s new name.  We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K.  Our new CUSIP number is 27884A 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE IDENTITY RECOGNITION CORPORATION
/s/ Maria Belisario
Maria Belisario
President and Director

Date:	January 17, 2013